Exhibit 24

POWER OF ATTORNEY

Each director and/or officer of A. Schulman, Inc. (the “Corporation”) whose signature appears below hereby appoints JOSEPH M. GINGO, JOSEPH J. LEVANDUSKI and DAVID C. MINC, and each of them, with full power of substitution and resubstitution, as attorneys or attorney to sign for the undersigned and in his or her name, place and stead, and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission (the “Commission”), the Corporation’s Annual Report on Form 10-K for the fiscal year ended August 31, 2011, and likewise to sign and file with the Commission any and all amendments (on Form 10-K/A) and exhibits thereto, and any and all applications and documents to be filed with the Commission pertaining to such Annual Report, with full power and authority to do and perform any and all acts and things whatsoever requisite, necessary or advisable to be done in the premises, as fully and for all intents and purposes as each of the undersigned could so if personally present, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

IN WITNESS WHEREOF, we have hereunto set our hands effective as of the 13th day of October, 2011.

/s/ Joseph M. Gingo	/s/ Joseph J. Levanduski
Joseph M. Gingo	Joseph J. Levanduski
Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ Donald B. McMillan	/s/ Eugene R. Allspach
Donald B. McMillan	Eugene R. Allspach
Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	Director

/s/ Gregory T. Barmore	/s/ David G. Birney
Gregory T. Barmore	David G. Birney
Director	Director

/s/ Michael A. McManus, Jr.	/s/ Howard R. Curd
Michael A. McManus, Jr.	Howard R. Curd
Director	Director

/s/ James A. Mitarotonda	/s/ Lee D. Meyer
James A. Mitarotonda	Lee D. Meyer
Director	Director

/s/ Dr. Irvin D. Reid	/s/ Ernest J. Novak, Jr.
Dr. Irvin D. Reid	Ernest J. Novak, Jr.
Director	Director

/s/ John B. Yasinsky
John B. Yasinsky
Director